EXHIBIT 5.2


                                  PEPSICO, INC.

                                  Capital Stock

                                 TERMS AGREEMENT

                                  April 9, 2001

To:      PepsiCo, Inc.
         700 Anderson Hill Road
         Purchase, New York 10577

Ladies and Gentlemen:

     We understand that PepsiCo, Inc., a North Carolina corporation (the "Company"), proposes to issue and sell 13,200,000 shares of its capital stock, 1 2/3 cents par value per share (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorpo rated by reference herein, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") offers to purchase the Underwritten Securities at the purchase price and on the other terms set forth below.

     Number of Underwritten Securities: 13,200,000

     Type of Offering: Fixed

     Purchase price per share: $39.69

     Initial public offering price per share: $40.50

     Settlement and Trading: Book-Entry Only via DTC.

     Closing: 9:00 A.M. on April 16, 2001, at Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, 10036 in Federal (same day) funds.

     The provisions of the Underwriting Agreement by and between the Company and Merrill Lynch, dated April 9, 2001 are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the 9th day of April, 2001.



                                 PEPSICO, INC.


                                 By /s/ Matthew M. McKenna
                                    -------------------------
                                      Title: Senior Vice President and Treasurer


CONFIRMED AND ACCEPTED,
  as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By /s/ Brian P. Hehir
  -----------------------------------
          Authorized Signatory



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